Exhibit (d)(4)

EXECUTION VERSION

June 11, 2021

Iconix Acquisition LLC

c/o Woods Oviatt Gilman LLP

1900 Bausch & Lomb Place

Rochester, New York 14604

Attention: Christopher Rodi

Re:       Equity Commitment

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of June 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Iconix Brand Group, Inc., a Delaware corporation (the “Company”), Iconix Acquisition LLC, a Delaware limited liability company (“Parent”), and Iconix Merger Sub Inc., a Delaware corporation (“Purchaser”). This letter agreement (this “Commitment Letter”) becomes effective only upon the execution and delivery of the Agreement. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement.

1.            Lancer Capital, LLC, a Delaware limited liability company (together with its affiliates, the “Investor”), hereby commits, on the terms and subject to the conditions set forth herein, at or prior to the Closing to, contribute to Parent, as equity capital, a dollar amount of cash equal to $60,000,000 (the “Commitment”), solely for the purpose of funding, and to the extent necessary to fund (a) the purchase of the Convertible Notes pursuant to the Note Purchase Agreement, (b) the payment at the Closing of the aggregate consideration payable pursuant to Section 2.1(b), Section 3.7 and Section 3.9 of the Agreement, and (c) any other payment obligation of Parent or Purchaser under the Agreement (collectively, the “Obligations”); provided that the Investor shall not, under any circumstances, be obligated to contribute, purchase equity or debt securities of, or otherwise provide funds to, Parent in any amount in excess of the Commitment. Subject to the limitations set forth in Section 5, the Investor may effectuate the contribution to Parent directly or indirectly through assignment to one or more affiliated entities or other designated co-investors; provided that no assignment shall reduce the amount of the Commitment or otherwise affect the obligations of the Investor under this Commitment Letter. In the event that (i) the amount needed by Investor in respect of the Obligations is reduced (including by any debt financing, reinvestment, rollover or otherwise) or (ii) the Agreement is amended in a manner to relieve Parent, in whole or in part, for any reason of its payment obligations under the Agreement, then the amount to be funded under this Commitment Letter shall be correspondingly reduced, in each case on terms specifically consented to in writing by the Company.

2.            The Obligations set forth in Sections 1(b) and 1(c) above shall be subject to (i) the execution and delivery of the Agreement by the parties thereto (which the parties acknowledge is occurring on the date hereof), (ii) (A) with respect to the use of funds described in Section 2.1(b) of the Agreement, the satisfaction or waiver by Parent of the conditions set forth in Annex I of the Agreement (other than those conditions that by their nature cannot be satisfied until the consummation of the Offer, but each of which conditions shall be capable of being satisfied upon the consummation of the Offer) and (B) with respect to all other uses of funds described in clause (b) above, the satisfaction or waiver by Parent of the conditions set forth in Article VII of the Agreement (other than any conditions that by their nature can only be satisfied by deliveries made at the Closing, but each of which conditions shall be capable of being satisfied upon the consummation of the Closing), and (iii) the substantially contemporaneous funding of the Debt Financing prior to or contemporaneously with such funding by the Investor (or the agent for the lenders in respect of the Debt Financing having irrevocably confirmed in writing that the Debt Financing will be funded subject only to the funding of the Equity Financing) (unless such funding does not occur as a result of (x) Parent or Purchaser refusing to draw such proceeds when available to be funded, or (y) Investor’s failure to fund pursuant to this Commitment Letter). Notwithstanding the foregoing, in the event the Agreement is terminated in accordance with Article VIII thereof, Investor’s obligations under this Commitment Letter to fund the portion of the Commitment necessary for Parent or Purchaser to pay any Breach Costs (as defined below) shall be subject only to Parent or Purchaser’s obligation to pay the same in accordance with the Agreement. For purposes of this Commitment Letter, “Breach Costs” mean all money damages resulting from a willful and material breach of the Agreement or Fraud by Parent or Purchaser which occurs prior to a termination of the Agreement.

3.            In connection with the execution and delivery of this Commitment Letter, the Investor is executing and delivering to the Company, a limited guarantee related to certain payment obligations of Parent and Purchaser under the Agreement (the “Limited Guarantee”). Except as provided in Section 4, the Company’s remedies against the Guarantor (as defined in the Limited Guarantee) in respect of the Guaranteed Obligations (as defined in the Limited Guarantee) shall be the sole and exclusive remedies available to the Company and its Affiliates against the Guarantor or any Guarantor Affiliate (as defined in the Limited Guarantee) in respect of any liabilities or obligations arising under, or in connection with, the Agreement or the Transactions, or in respect of any oral representations made or alleged to have been made in connection therewith, including in the event Parent breaches its obligations under the Agreement. Except as provided in Section 4, this Commitment Letter is solely for the benefit of Parent and is not intended to, nor does it, confer any benefits on, or create any rights or remedies in favor of, any Person other than Parent. In no event shall any of Parent’s creditors have any right to enforce this Commitment Letter or to cause Parent to enforce this Commitment Letter. Except as provided in Section 4, in the event any Person other than Parent attempts to enforce this Commitment Letter, the Investor shall have the right to terminate its obligations hereunder by written notice to Parent.

4.            Notwithstanding any provision of this Commitment Letter to the contrary, the Company is an intended third-party beneficiary of this Commitment Letter, and entitled to enforce rights hereunder as if directly a party hereto, in each case solely for the purpose of obtaining specific performance of Parent’s right to cause the Commitment to be funded in accordance with this Commitment Letter; provided that, such right shall be exercisable only if and to the extent that (i), in the case of the use of funds other than in respect of the Breach Costs, the Company is expressly entitled to cause Investor pursuant to Section 9.12(b) of the Agreement to fund the Merger or to fund the Per Share Amount payable in the Offer, or (ii), in the case of the use of funds in respect of the Breach Costs, Parent or Purchaser is required to pay the Company any Breach Costs pursuant to Section 8.2 of the Agreement following willful and material breach of the Agreement or for Fraud on the part of Parent or Purchaser. In the event that the Company is entitled to enforce its rights under this Section 4, subject to all of the terms, conditions and limitations herein and under the Agreement, the Company shall be entitled to cause Parent, subject to the conditions hereof, to cause, the Commitment or a portion of the Commitment necessary to pay the Breach Costs, to be funded to Parent by Investor under this Commitment Letter in order for Parent and Purchaser to either consummate the transactions contemplated by the Agreement or fund the Breach Costs. Investor acknowledges that the Company, as a third-party beneficiary hereof, shall be entitled to an injunction, or other appropriate form of specific performance or equitable relief, to cause Parent to cause Investor to fund, directly or indirectly, the Commitment or the portion of the Commitment necessary to pay the Breach Costs as, and only to the extent permitted by, this Section 4, in each case, when all of the conditions to funding the Commitment set forth herein have been satisfied. Investor acknowledges and agrees that the Company has no adequate remedy at law and would be irreparably harmed if Investor breaches or threatens to breach any of the provisions set forth in this Commitment Letter. Investor agrees that the rights set forth in this Section 4 shall be in addition to any other legal or equitable remedies that the Company may have. Investor further agrees that it shall not, in any proceeding relating to the enforcement of the terms of this Commitment Letter, raise the defense that the Company has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Investor further agrees that the Company shall not be required to post a bond or undertaking in connection with any order or injunction sought pursuant to this Section 4. For the avoidance of doubt, under no circumstances shall the Company be entitled to receive both payment of Breach Costs and the funding of the Commitment pursuant to a grant of specific performance under Section 9.12(b) of the Agreement.

5.           This Commitment Letter may not be amended or otherwise modified without the prior written consent of Parent and the Investor; provided that no amendment of this Commitment Letter shall adversely affect any right of the Company hereunder without the prior written consent of Company. Together with the Agreement and the Limited Guarantee, this Commitment Letter constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the Investor or any of its affiliates, on the one hand, and Parent or any of its affiliates, on the other, and the Company or any of its affiliates, on the other, with respect to the transactions contemplated hereby. Except as provided in Section 4, this Commitment Letter may only be enforced by Parent. This Commitment Letter shall inure to the benefit of and be binding upon Parent and the Investor and their respective successors and permitted assigns (and the Company in its capacity as a third party beneficiary to the extent set forth herein); provided that any assignee of Parent’s rights under this Commitment Letter shall execute a joinder to this Commitment Letter (and each reference to “Parent” shall thereafter be deemed to include a reference to such assignee). Neither Parent nor the Company may assign their respective rights and obligations under this Commitment Letter without the prior written consent of Parent, the Company, and Investor, and the granting of such consent in a given instance shall be solely in the discretion of each other party hereto and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment. Investor may not assign any of its obligations to fund any portion of the Commitment to any other Person without the Company’s prior written consent, provided that, upon written notice to Parent and the Company, Investor may assign all or a portion of its obligations to fund the Commitment to one or more person(s) controlling, controlled by or under common control with, Investor that agree to assume Investor’s obligations hereunder. No assignment by any party hereto of its rights or obligations hereunder shall relieve the assigning party of any of its obligations hereunder (except by any amounts actually contributed to Parent by payment in cash by such assignees pursuant to the terms of this Commitment Letter). Any assignment or other transfer in violation of this Section 5 shall be null and void.

6.           This Commitment Letter, and all Actions (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Commitment Letter or the negotiation, execution or performance of this Commitment Letter (including any Action based upon, arising out of or related to any representation or warranty made in or in connection with this Commitment Letter) shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. Each party hereto hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery or, if such court does not have jurisdiction of the dispute, other state or federal courts in the State of Delaware, including any appellate courts thereof (the “Delaware Courts”), for any dispute arising out of or relating to this Commitment Letter or the breach, termination or validity thereof (whether based on contract, tort or otherwise). Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in the Delaware Courts. With respect to any such proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to plead or claim in any such court (a) that it is not personally subject to the jurisdiction of the Delaware Courts for any reason other than the failure to serve process in accordance with applicable Law, (b) that it or its property is exempt or immune from jurisdiction of the Delaware Courts or from any legal process commenced in the Delaware Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law that (i) the Action in the Delaware Courts is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Commitment Letter, or the subject matter hereof, may not be enforced in or by the Delaware Courts.

7.            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NEGOTIATION, EXECUTION, PERFORMANCE, AND ENFORCEMENT OF THIS COMMITMENT LETTER OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION HEREWITH AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS COMMITMENT LETTER, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

8.           This Commitment Letter shall be treated as confidential by the Investor and Parent and Parent shall not, and shall cause its Affiliates not to disclose, use circulate, quote or otherwise refer to in any document (other than the Agreement, Limited Guarantee and Debt Commitment Letters) this Commitment Letter, except with the prior written consent of the Investor; provided, however, that (i) this Commitment Letter may be provided to the Company (so long as the Company agrees to keep, and agrees to cause its Affiliates and Representatives to keep, this Commitment Letter confidential on terms that are substantially identical to the terms contained in this sentence) and (ii) Parent may disclose this Commitment Letter to (A) its Affiliates and Representatives who need to know the terms of this Commitment Letter in connection with the negotiation or furtherance of the Transactions, (B) to the extent required by Law or the applicable rules of any national securities exchange, and (C) in connection with any litigation to enforce the terms of this Commitment Letter.

9.          This Commitment Letter and the Obligations will terminate automatically and immediately upon the earliest to occur of (a) the Closing (upon the payment of all amounts to be paid by Investor pursuant to this Commitment Letter and by Parent and Purchaser at the Closing pursuant to the Agreement, at which time the obligation shall be fully discharged), (b) the sixtieth (60th) day after the valid termination of the Agreement in accordance with its terms unless prior to the sixtieth (60th) day after such termination, the Company shall have commenced an Action (as defined below) against Parent or Purchaser for payment of the Breach Costs under the Agreement in which case, for the avoidance of doubt, the obligations of Investor to fund all or any portion of the Commitment to the extent of the Breach Costs shall survive until such Action is finally resolved or (c) in the event that the Company or its Affiliates institutes any Action (i) seeking to recover from Investor or any Investor Affiliate amounts in excess of the Commitment, (ii) indicating any of the limitations in favor of Investor set forth in this Commitment Letter are illegal, invalid or unenforceable or (iii) against the Guarantor or any Guarantor Affiliate (as defined in the Limited Guarantee) in connection with this Commitment Letter, the Limited Guarantee, the Agreement, or any transaction contemplated hereby or thereby or otherwise relating thereto other than any Retained Claims. “Retained Claims” means (A) any Action against the Investor to specifically enforce the provisions of this Commitment Letter pursuant to, and in accordance with, Section 4 hereof, (B) any Action against the Investor arising out of the Limited Guarantee, and (C) any Action arising out of the Confidentiality Agreement. Upon termination of this Commitment Letter, the Investor shall not have any further obligations or liabilities hereunder.

10.          Notwithstanding anything that may be expressed or implied in this Commitment Letter or any document or instrument delivered in connection herewith, each party hereto, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than the Investor (and its successors and permitted assigns) has obligations hereunder and that, notwithstanding that the Investor is a limited liability company, no Person has any remedy, recourse or right of recovery hereunder against, or right to contribution from, any Investor Affiliate, through the Investor, Parent or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Law, by or through a claim by or on behalf of the Investor or Parent against the Investor or any Investor Affiliate, or otherwise, except for (and then only to the extent of) Parent’s and the Company’s rights against the Investor under this Commitment Letter. For purposes of this Commitment Letter, the term “Investor Affiliate” means (i) any former, current or future general or limited partners, stockholders, holders of any equity, partnership or limited liability company interest, officer, member, manager, director, employees, agents, attorneys, controlling persons, assignee or affiliates of any Investor, (ii) Parent or (iii) any former, current or future general or limited partners, stockholders, holders of any equity, partnership or limited liability company interest, officer, member, manager, director, employees, agents, attorneys, controlling persons, assignee or affiliates of any of the foregoing.

11.         This Commitment Letter may be executed in any number of counterparts, including by means of facsimile or email in Portable Document Format, each of which will be deemed to be an original copy of this Commitment Letter and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.          If any provision of this Commitment Letter or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

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Sincerely,

LANCER CAPITAL, LLC

By:
Name: Avram Glazer
Title: Member

EQUITY COMMITMENT LETTER SIGNATURE PAGE

Agreed to and accepted:

ICONIX ACQUISITION LLC

By:
Name: Christopher R. Rodi
Title: Authorized Signatory

EQUITY COMMITMENT LETTER SIGNATURE PAGE